Exhibit 10.10

AGREEMENT

Made and executed this 17th day of February, 2010

BETWEEN:	M.B.R.T. Development and Investments Ltd.,
Private Company no. 510401227
Of 6 Uri St., Tel Aviv
(hereinafter: “the Service provider”)
of the one part;

AND:	Sindolor Medical Ltd.,
Private Company no. 513970756
Of 7 Jabotinsky Street, Ramat Gan
(hereinafter: “the Company”)
of the other part;

WHEREAS	The Company is desirous of receiving from the Service provider services at the level of active chairman of the Company’s Board of Directors (hereinafter: “the Services”) and for that purpose the Company turned to the Service provider with an offer that it provide it with the Services for the consideration and on the terms hereinafter set forth; and

WHEREAS	The Service provider has accepted the Company’s offer and is desirous of providing the Services to the Company in the manner, for the consideration and on the terms hereinafter set forth; and

WHEREAS	The parties wish to regulate the relationship between them in this Agreement as well as the manner in which the Services will be provided by the Service provider to the Company and the consideration to which the Service provider will be entitled in respect of providing the Services;

It is therefore agreed between the parties as follows:

1.	Preamble and definitions

1.1	The preamble to this Agreement constitutes an integral part thereof.

1.2	The headings to the sections in this Agreement are for convenience only and are not to be applied for the purpose of the construction hereof.

1.3	The following terms as used in this Agreement will bear the following meanings:

“the Agreement”	- The present Agreement.

“the Services”	- M.B.R.T. Development and Investments Ltd., by Mr. Zeev Bronfeld, I.D. no. 050843101, will provide Services to the Company in the capacity of active chairman of the Board of Directors.

“the Inception Date of the Agreement”

-   1 August, 2008, subject to receiving all the cumulative approvals as required by law for approving the transaction to which the Agreement relates including approval of the Audit Committee, the Board of Directors and the Company’s general meeting (such approvals having been received).

“the Securities Law”	- The Securities Law, 5728-1968

2.	The Services

2.1	The Services will be provided to the Company for the period commencing on the Inception Date of the Agreement for a period of 3 consecutive years, that is the Agreement will end on 31 July, 2011.

2.2	The Service provider undertakes to provide the Services with dedication, skilfully, professionally and faithfully and act first and foremost in the interests of the Company at the time of exploiting business opportunities.

3.	Representations and Warranties of the Service provider

3.1	The Service provider represents that the Service provider has the ability to provide the Services to the Company for the entire duration of the Agreement.

3.2	The Service provider represents that there is nothing by law or otherwise preventing it from entering into and performing this Agreement.

4.	General obligations

The Service provider undertakes towards the Company as follows:

4.1	To provide the Services honestly and faithfully and devote all its abilities and skills in providing the Services in Israel and abroad as required in order to fulfill the position.

4.2	To advise the Board of Directors of the Company and/or the other appropriate and relevant organs of the Company in connection with information that will come to its knowledge and which may assist the Company or from which it may derive a benefit or otherwise be relevant to the activity of the Company.

4.3	To avoid becoming involved in a situation in which a conflict of interest could arise between the Service provider and the Company and notify the Board of the Company immediately of any matter which could directly or indirectly create a conflict of interest between the Service provider and the Company.

4.4	As long as this will not serve to derogate from the terms of this Agreement, the Service provider will be entitled to assume any other employment provided that this will not detract from the Service provider’s time as required in order to carry out its duties in the Company.

Remuneration to the Service provider

In consideration of the provision of the Services to the Company, the Company will pay the Service provider the following remuneration:

4.5	Monthly remuneration in the sum of NIS 20,000 (twenty thousand new shekels), plus duly payable VAT (hereinafter: “the Remuneration”) against presentation of a tax invoice of an extent that will be commensurate with the requirements of Mr. Bronfeld’s duties as chairman of the Company’s Board.

4.6

The remuneration in respect of the Services that will be provided to the Company will be paid to the Service provider monthly by the 10th day of each month in respect of the Services that have been provided by the Service provider to the Company in the preceding month.

5.	Employer-employee relationship

5.1	For the removal of any doubt it is hereby clarified that in accordance with the Service provider’s requirement in relation to this Agreement, no employer-employee relationship exists between the Company and the Service provider, and the Service provider hereby undertakes to indemnify the Company in respect of any payment and/or expense insofar as it will be required to make payment to the Service provider and/or to any third party, in respect of any claim and/or demand and/or action claiming the existence of an employer-employee relationship between the Company and the Service provider, including any claim and/or demand and/or action whose cause of action originates in severance pay, holiday money, vacation allowance as well as any other social benefit.

For the avoidance of any doubt the parties hereby reaffirm that the monthly payment for the management fees is fixed in terms of cost to the Company and that it includes the tax costs of the Company for providing the Services. Any additional consideration that will be claimed by the Service provider as receivable from the Company in respect of any finding of any competent court or authority to the effect that an employer-employee relationship exists between the Company and the Service provider and is not expressly mentioned in this Agreement, will be paid to the Service provider by retroactively setting off against the monthly payments that have been made to the Service provider in a manner whereby the total cost of the Service provider’s employment to the Company will stand at an amount equal to 60% of the aggregate consideration that will be received during the term of this Agreement as herein provided (“the New Salary”). The Service provider undertakes to repay to the Company any amount that it has received in excess of the New Salary during the relevant period together with linkage differentials and lawful interest as from the date on which any sum was paid until the date of actual payment thereof.

5.2	The arrangement mentioned in this section 5, including with respect to severance pay, constitutes also a settlement and acknowledgement of discharge pursuant to section 29 of the Severance Pay Law, 5723-1963.

6.	Term of the Agreement

6.1	It is agreed that this Agreement is for a defined period of 3 years (as described above).

6.2	Notwithstanding that stated in sub-section 6.1 above, it is agreed that this Agreement will terminate at the expiration of the number of days hereinafter set forth following the date on which either of the parties to this Agreement (the Company or the Service provider) notifies the other in writing of its wish to terminate the Agreement (“Termination of the Term of the Agreement”) by 3 months’ prior notice.

7.	Confidentiality

The Service provider undertakes for the duration of the Term of this Agreement as well as after the expiration of this Agreement, to keep confidential all matters relating to the Company’s business. Without derogating from the generality of the foregoing, the Service provider undertakes not to transfer nor make any use of the Company’s information, or information regarding the Company and that which has reached its possession within the framework of the Services to the Company, as long as such information is not in the public domain. The restriction regarding confidentiality mentioned above does not apply to information that is to be conveyed by operation of law.

“The Company” for purposes of this section 7 includes any subsidiary, parent company and integrated or related company (as these terms are defined in the Securities Law).

8.	Miscellaneous

8.1	Every payment that will be made by virtue of this Agreement will be made against a lawful tax invoice and will be subject to deduction of tax at source or against presentation of an exemption from deduction of tax at source.

8.2	Notice given by one party to the other by registered mail according to the addresses mentioned at the head of this Agreement, will be deemed to have been received by the counterparty within 72 hours of the date of the dispatch of the notice from a post office in Israel and, if sent by fax, on the first business day following the successful transmission thereof, and if delivered personally, at the time of service.

In witness whereof the parties have set their hands:

(Signatures)	(Signatures)
M.B.R.T. Development and Investments Ltd.	The Company

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